EXHIBIT 23.5

                                  CONSENT OF
                          BT ALEX. BROWN INCORPORATED


     We hereby consent to the use of our opinion letter dated the date June 17, 1998 relating to the proposed merger of Field Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation, with and into National Surgery Centers, Inc. to the Board of Directors of National Surgery Centers, Inc. included as Annex B to the Prospectus-Proxy Statement, and to the references to such opinion in the Prospectus-Proxy Statement that forms a part of the Registration Statement for such transaction. In giving such consent, we do not admit that we come within the category of persons the consent of whom is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                         BT ALEX. BROWN INCORPORATED

                                         By: /s/ Daniel E. McIntyre
                                             -----------------------------------
                                             Daniel E. McIntyre
                                             Managing Director


17 June 1998